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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-11067, 333-15907, 333-17021, Amendment No. 1 to 333-23035, 333-37247,
333-37383, 333-41603, 333-58045, 333-68505, 333-76379, 333-76757, 333-82134,
333-82569, 333-84419, 333-88813, 333-88819, Amendment No. 1 to 333-91621,
333-115693, 333-115694 and Amendment No. 1 to 333-120373 on Form S-3 and
Registration Statement Nos. 333-07241, 333-11237, 333-38449, 333-74461,
333-79737, 333-105882, and 333-125605 on Form S-8 of our reports dated March 31,
2006, relating to the consolidated financial statements and consolidated financial statement schedule of General Growth Properties, Inc. and subsidiaries (the "Company") and management's report on the effectiveness of internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of material weaknesses), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2005.


DELOITTE & TOUCHE LLP

Chicago, Illinois
March 31, 2006